Exhibit 16.1

509.624.9223	802 N. Washington St.
mail@fruci.com	Spokane, WA 99201

September 12, 2018

U.S. Securities and Exchange Commission Office of the Chief Accountant

100F Street, N.E.

Washington, DC 20549

Re: ABCO Energy, Inc.

Commission file number: 000-55235

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of ABCO Energy, Inc. (Registrant) dated September 12, 2018, and agree with the statements concerning our Firm contained under Item 4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC